                                                                   EXHIBIT 10.09


                              DIAMOND OF CALIFORNIA
                            MANAGEMENT PENSION PLAN

                          EFFECTIVE DATE: AUGUST 1,2000
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                                TABLE OF CONTENTS


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ARTICLE I       DEFINITIONS .............................................      1
1.1          "Accrued Benefit" ..........................................      1
1.2          "Actuarial Equivalent" .....................................      2
1.3          "Administrator" ............................................      2
1.4          "Annuity Starting Date" ....................................      2
1.5          "Applicable Interest Rate" .................................      2
1.6          "Applicable Mortality Table" ...............................      2
1.7          "Average Compensation" .....................................      3
1.8          "Beneficiary" ..............................................      3
1.9          "Code" .....................................................      3
1.10         "Committee" ................................................      3
1.11         "Company" ..................................................      3
1.12         "Compensation" .............................................      3
1.13         "Covered Compensation" .....................................      3
1.14         "Credited Service" .........................................      4
1.15         "Disability" ...............................................      4
1.16         "Early Retirement" .........................................      4
1.17         "Early Retirement Age" .....................................      4
1.18         "Early Retirement Benefit" .................................      4
1.19         "Early Retirement Date" ....................................      4
1.20         "Effective Date" ...........................................      4
1.21         "Eligible Employee" ........................................      4
1.22         "Eligible Spouse" ..........................................      5
1.23         "Employee" .................................................      5
1.24         "Employer" .................................................      5
1.25         "Enrolled Actuary" .........................................      6
1.26         "Entry Date" ...............................................      6
1.27         "ERISA" ....................................................      6
1.28         "401(k) Plan" ..............................................      6
1.29         "Hour of Service" ..........................................      6
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                                TABLE OF CONTENTS
                                   (continued)


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1.30         "Normal Form" ..............................................      7
1.31         "Normal Retirement" ........................................      7
1.32         "Normal Retirement Age" ....................................      7
1.33         "Normal Retirement Benefit" ................................      8
1.34         "Normal Retirement Date" ...................................      8
1.35         "One-Year Break in Service" ................................      8
1.36         "Participant" ..............................................      8
1.37         "Plan" .....................................................      8
1.38         "Plan Year" ................................................      8
1.39         "Prior Plan" ...............................................      8
1.40         "Service" ..................................................      8
1.41         "Severance from Service Date" ..............................      9
1.42         "Social Security Retirement Age" ...........................      9
1.43         "Social Security Taxable Wage Base" ........................      9
1.44         "Spousal Consent" ..........................................      9
1.45         "Trust" ....................................................      9
1.46         "Trustee" ..................................................      9
1.47         "Year of Service" ..........................................      9
ARTICLE II      ELIGIBILITY AND PARTICIPATION ...........................     10
2.1          Participation ..............................................     10
2.2          Suspended Participation ....................................     11
2.3          Reemployment ...............................................     11
2.4          Certain Former Employees of Sun Growers of California ......     13
ARTICLE III     EMPLOYER FUNDING AND BENEFITS ...........................     13
3.1          Employer Contributions .....................................     13
3.2          Waiver of Employer Contributions ...........................     14
3.3          Annual Valuation ...........................................     14
3.4          Normal Retirement Benefit ..................................     14
3.5          Maximum Benefit for any Participant ........................     15
3.6          Early Retirement Benefit ...................................     15

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                                      -ii-
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                                TABLE OF CONTENTS
                                   (continued)


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3.7          Delayed Retirement Benefit .................................     16
3.8          Death Benefit ..............................................     16
3.9          Disability Retirement Benefit ..............................     16
3.10         Eligible Spouse's Survivor Benefits ........................     17
3.11         Automatic Forms of Payment .................................     18
3.12         Deferred Vested Benefit ....................................     19
3.13         Optional Forms of Benefit ..................................     19
3.14         Time of Distribution .......................................     21
3.15         Direct Rollover of Eligible Rollover Distributions .........     24
3.16         Qualified Domestic Relations Orders ........................     25
ARTICLE IV      LIMITATIONS ON BENEFITS .................................     25
4.1          Limitation on Benefits .....................................     25
4.2          Annual Benefit .............................................     26
4.3          Adjusted Dollar Limitation for Benefits Commencing At
               Social Security Retirement Age, After Social Security
               Retirement Age or Before Age 62 ..........................     26
4.4          Compensation ...............................................     27
4.5          Affiliated Company .........................................     27
ARTICLE V       VESTING OF EMPLOYER FUNDED BENEFITS .....................     27
5.1          Vesting ....................................................     27
5.2          Termination of Employment ..................................     28
5.3          Rehired Participants .......................................     28
5.4          Termination of Non-Vested Participants .....................     28
ARTICLE VI      LOANS TO PARTICIPANTS ...................................     29
ARTICLE VII     BENEFICIARIES ...........................................     29
7.1          Designation ................................................     29
7.2          Absence of Valid Designation of Beneficiaries ..............     29
ARTICLE VIII    PARTICIPANT'S CONTRIBUTIONS AND SPECIAL ACCOUNTS ........     29
ARTICLE IX      ESTABLISHMENT OF TRUST ..................................     30
9.1          Trust Agreement ............................................     30
9.2          Trust Agreement Part of Plan ...............................     30
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                                TABLE OF CONTENTS
                                   (continued)


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ARTICLE X       PLAN FIDUCIARIES AND ADMINISTRATION .....................     30
10.1         Named Fiduciaries ..........................................     30
10.2         Fiduciary Standard .........................................     30
10.3         Multiple Duties and Advisors ...............................     31
10.4         Allocation and Delegation of Fiduciary Duties ..............     31
10.5         Indemnification ............................................     31
10.6         Costs and Expenses .........................................     31
10.7         Authority to Amend and Terminate ...........................     32
10.8         The Committee ..............................................     32
10.9         Plan Administration ........................................     32
10.10        Claims Procedures ..........................................     33
10.11        Agent for Legal Process ....................................     35
ARTICLE XI      AMENDMENT AND TERMINATION ...............................     35
11.1         Amendment ..................................................     35
11.2         Termination or Complete Discontinuance of Contributions ....     35
11.3         Nonreversion ...............................................     35
11.4         Limitation on Benefits .....................................     37
ARTICLE XII     MISCELLANEOUS ...........................................     38
12.1         Limitation of Rights; Employment Relationship ..............     38
12.2         Transfer of Assets of Employer; Transfer of Assets of Plan .     38
12.3         Spendthrift Provision ......................................     38
12.4         Applicable Law; Severability ...............................     39
12.5         Incorporation of Trust Agreement Provisions ................     39
12.6         Nonliability ...............................................     39
12.7         Missing Persons ............................................     39
ARTICLE XIII    TOP HEAVY PLAN PROVISIONS ...............................     40
13.1         Definitions ................................................     40
13.2         Too Heavy Plan .............................................     41
13.3         Restrictions ...............................................     41
ARTICLE XIV     EXECUTION ...............................................     43
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


                              DIAMOND OF CALIFORNIA

                             MANAGEMENT PENSION PLAN

                                  INTRODUCTION

Before August 1, 2000, Diamond of California (the "Company") was one of the participating companies in the Sun-Diamond Growers of California Defined Benefit Pension Plan (the "Prior Plan"), which was first effective August 1, 1984.

Effective August 1, 2000, the Company established this Plan, the Diamond of California Management Pension Plan (the "Plan") and the assets and liabilities, as determined by Code Section 414(1), attributable to employees of the Company were transferred from the Prior Plan to the Plan's Trust.

The Plan includes the applicable provisions of the Internal Revenue Code, as amended by the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Relief Reconciliation Act of 2001.

                              STATEMENT AND PURPOSE

The Plan and Trust are intended to meet the requirements for qualification under
Section 40l(a) and exemption from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

Notwithstanding any provision of the Plan to the contrary, nothing in this restatement shall be construed to reduce a Participant's accrued benefit in violation of Code Section 411(d)(6) except as permitted by law.

                                    ARTICLE I

                                   DEFINITIONS

1.1 "Accrued Benefit" shall mean the Participant's Normal Retirement Benefit which he has earned as of a determination date. The Accrued Benefit shall be subject to the minimum benefit requirements of Section 3.4(d) and 13.3(b). The Accrued Benefit of a Participant who incurs a Severance from Service Date after reaching his Normal Retirement Age or his Early Retirement Age shall be determined in accordance with Section 1.l(a), below. The Accrued Benefit of all other Participants shall be determined in accordance with Section 1.l(b), below:

     (a) A Participant's Accrued Benefit shall be that portion of the Normal Retirement Benefit accrued under the Plan's benefit formula and based on years of Credited Service through the determination date.

     (b) For purposes of determining the Participant's Normal Retirement Benefit, it shall be assumed that years of Credited Service shall continue to the Participant's Normal Retirement Date. A Participant's Accrued Benefit shall be determined as follows: The Participant's Normal Retirement Benefit shall be multiplied by a fraction, not to exceed one (1), the numerator of which is the actual Credited Service completed through the determination date and the denominator of which is the Credited Service the Participant would have completed if the Participant had continued Service until his Normal Retirement Date.

     (c) In no event shall a Participant's Accrued Benefit be less than his Accrued Benefit determined as of July 31, 2000, as determined under the terms of the Prior Plan in effect as of that date.

1.2 "Actuarial Equivalent" shall meat a benefit, payable in a different form and/or at a different time than a Participant's Accrued Benefit, which shall be an amount that is equal in value to the Participant's Accrued Benefit by using assumptions determined by an Enrolled Actuary.

     (a)  The pre-retirement assumptions to be used for this purpose are:
          Interest at 8% per annum with mortality based on the UP-1984 (Uninsured Pensioners-Unisex).

     (b)  The post-retirement assumptions to be used for this purpose are:
          Interest at 8% per annum with mortality based on the UP-1984 (Uninsured Pensioner Unisex).

     (c) In determining whether this Plan is a Top-Heavy Plan as of a "determination date," the same assumptions as stated above shall be based to calculate the value of each Participant's Accrued Benefit as of such "determination date."

1.3  "Administrator" shall mean the Plan Administrator as specified in Article X

1.4 "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the date as of which a benefit is paid. In the case of a deferred annuity, the Annuity Starting Date shall be the date on which the annuity payments are scheduled to commence. If a Disability Retirement benefit ceases for any of the reasons enumerated in
     Section 3.9, the payment of any Disability Retirement benefit is to be disregarded in determining the Annuity Starting Date, including for purposes of determining if the surviving Eligible Spouse is entitled to a Pre-Retirement Survivor Annuity.

1.5 "Applicable Interest Rate" shall mean for any lump sum distribution the annual interest rate on 30-year Treasury securities as described in Code
     Section 417(e)(3), in effect for the second month preceding the first day of the month in which the Annuity Starting Date occurs (resulting in a one month stability period).

1.6 "Applicable Mortality Table" shall mean the "applicable mortality table" described in Code Section 417(e)(3).

1.7 "Average Compensation" shall mean the average of the monthly Compensation for the Participant's 60 complete consecutive months, selected from the last 120 months, which produce the highest such average. The period of service over which Compensation shall be considered when determining a Participant's Average Compensation shall begin with the date the Participant first performs an Hour of Service for the Employer and end with his most recent date of termination. In the event the period of employment is fewer than 60 months, such lesser period of service shall be used to determine Average Compensation.

1.8 "Beneficiary" shall mean the person or persons (natural or otherwise) designated by or for a Participant, entitled under this Plan to receive benefits after the death of a Participant.

1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.10 "Committee" shall mean the administrative committee appointed and acting in accordance with Article X of this Plan.

1.11 "Company" shall mean the Diamond Walnut Growers, Inc. (AKA Diamond of California), a California corporation.

1.12 "Compensation" shall mean:

     (a) All compensation for a Plan Year paid in cash by the Employer for personal services, as reportable on the Employee's Federal Income Tax Withholding Statement (Form W-2), and elective deferrals with respect to employment with the Employer: (1) under a qualified cash or deferred arrangement described in Code Section 401(k); (2) to a plan qualified under Code Section 125; (3) to a tax sheltered annuity described in Code Section 403(b); or (4) to a plan qualified under Code Section 402(h). Compensation shall exclude any amount in excess of $200,000 ($170,000 for the Plan Years ending July 31, 2001, and July 31, 2002, or 12-month periods used in determining Average Compensation ending in 2001 and 2002), as adjusted after December 31, 2002, for increases in the cost of living pursuant to Code Sections 401(a)(17) and 415(d).

     (b) Compensation shall also not include severance pay not paid for personal services, the value of noncash fringe benefits, such as, but not limited to, the value of group life insurance or the use of Company cars, which are included in the Participant's gross income, and contributions to this Plan or any other pension, profit sharing or other employee welfare benefit plan to which the Employer contributes directly or indirectly.

1.13 "Covered Compensation" shall mean for any Plan Year, the average (without indexing) of the Social Security Taxable Wage Base in effect for each calendar year during the thirty-five (35) year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security Retirement Age. In determining a Participant's Covered Compensation for a Plan Year, the Social Security Taxable Wage Base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as in effect for the Plan Year for which the determination is being made. A

     Participant's Covered Compensation for any Plan Year after the thirty-five
     (35) year period is the Participant's Covered Compensation for the Plan Year in which the Participant attained Social Security Retirement Age. A Participant's Covered Compensation for a Plan Year before the thirty-five
     (35) year period is the Social Security Taxable Wage Base in effect as of the beginning of the Plan Year. A Participant's Covered Compensation shall be automatically adjusted for each Plan Year in accordance with these rules.

1.14 "Credited Service" shall mean all Years of Service while the Employee is an Eligible Employee. Notwithstanding the foregoing, Credited Service prior to August 1, 2000, shall be determined in accordance with the Prior Plan.

1.15 "Disability" shall mean a physical or mental condition that entitles a Participant to benefits under either the Company's long term disability plan or to benefits under Social Security Disability Insurance.

1.16 "Early Retirement" shall mean retirement on or after a Participant's Early Retirement Age.

1.17 "Early Retirement Age" shall mean the later of:

     (a)  Age fifty (50), or

     (b)  The date the Participant completes ten (10) Years of Service.

1.18 "Early Retirement Benefit" shall mean a monthly benefit in the Normal Form as determined pursuant to Article III of this Plan.

1.19 "Early Retirement Date" shall mean a date prior to the Participant's Normal Retirement Date, which is the first day of any month coinciding with or following a Participant's termination of employment and after satisfaction of the requirements for entitlement to an Early Retirement Benefit.

1.20 "Effective Date" shall mean August 1, 2000, except to the extent a different effective date is required pursuant to a statute or Treasury Regulations, or is stated in the Plan document.

1.21 "Eligible Employee" shall mean any Employee, except the following persons:

     (a) A temporary W-2 Employee who at the time of hire the Company does not expect to work more than six months;

     (b) A person whose Compensation and conditions of employment are subject to determination by collective bargaining, provided that retirement entitlements have been a subject of good faith bargaining between the Employer and the person's lawful representative or bargaining agent;

     (c) A person who is a nonresident alien and who receives no earned income( within the meaning of Code Section 911(d)) from an Employer, such earned income constituting income from sources within the United States (within the meaning of Code Section 861(a)(3)); and

     (d) A person performing services under a written agreement between the Company and a leasing organization.

1.22 "Eligible Spouse" shall mean that spouse to whom a Participant is married on either the Annuity Starting Date or the date of his death, whichever occurs earlier. To the extent provided under a "qualified domestic relations order" as described in Code Section 414(q), the term Eligible Spouse shall mean a former spouse in addition to or in place of the Participant's current spouse.

1.23 "Employee" shall mean:

     (a) a person currently employed by the Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security or railroad retirement contributions are made by the Employer, as well as any other person qualifying as a common law employee of the Employer.

     (b) "Employee" shall also include leased employees within the meaning of Code Section 414(n)(2). Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated workforce within the meaning of Code Section 414(n)(1)(C)(ii), the tern "Employee" shall not include those leased employees covered by a plan described in Code Section 414(n)(5).

     (c) Notwithstanding the foregoing, "Employee" shall exclude any individual retained by the Employer or an affiliated Employer to perform services for such Employer (for either a definite or indefinite duration) and whom the Employer characterizes as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of a common law employee). This exclusion shall apply regardless of such individual's status under common law, including, without limitation, any such individual who is or has been determined by a third party, including, a government agency or board or court or arbitrator, to be an employee of the Employer or an affiliated Employer for any purpose, including, without limitation, for purposes of any employee benefit plan of the Employer or an affiliated Employer (including this Plan) or for purposes of federal, state or local tax withholding, employment tax or employment law.

1.24 "Employer" shall mean the Company and any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control or an affiliated service group (within the meaning of Code Section 414(b), (c) and (m), respectively) of which an Employer adopting the Plan is a member, but only for such period as the corporation or trade or business and the adopting Employer are or were considered members of the group.

1.25 "Enrolled Actuary" shall mean a person enrolled by the Joint Board for the Enrollment of Actuaries under ERISA who has been engaged by the Administrator to prepare valuations, establish appropriate assumptions, and complete all required actuarial reports.

1.26 "Entry Date" shall mean the date upon which an Eligible Employee becomes a Participant, which shall be the Effective Date and each subsequent August 1st and February 1st.

1.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.28 "401(k) Plan" means the Diamond of California 401(k) Plan, which is a profit sharing plan under Code Section 401 (a) that includes a "cash or deferred arrangement" under Code Section 40l(k), which is maintained by the Company.

1.29 "Hour of Service" shall mean each hour for which an Employee is:

     (a) Directly or indirectly paid or entitled to payment by the Employer for the performance of duties;

     (b) Directly or indirectly paid or entitled to payment by the Employer on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence authorized by the Employer. However, no more than 501 Hours of Service shall be credited under this Section 1.29(b) on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Payments made or due under a plan maintained by the Employer solely to comply with applicable workers' compensation, unemployment compensation, or disability insurance law, or to reimburse an Employee for medical or medically-related expenses shall not be considered as payments by the Employer for purposes of this subsection;

     (c) Absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the care of such child by the Employee for a period immediately following birth or placement. No more than 501 Hours of Service shall be credited under this Section 1.30(c) by reason of any one pregnancy or placement. Hours of Service credited under this Section 1.29(c) shall be credited solely for purposes of determining whether a One-Year Break in Service has occurred in a computation period. All Hours of Service credited under this Section 1.29(c) shall be credited only in the computation period in which the absence from work begins if any of such Hours of Service are required in that computation period to avoid a One-Year Break in Service. If none of the Hours of Service credited under this subsection (c) are required to avoid a One-Year Break in Service in the computation period in which the absence begins, then the Hours of Service will be credited to the next computation period. An

          Employee will be credited with 8 Hours of Service for each day of absence covered by this subsection. Credit shall be given pursuant to this Section 1.29(c) only after the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence is for a reason described in this subsection; or

     (d) Either awarded back pay or for which the Employer agrees to pay such back pay, irrespective of mitigation of damages. An Hour of Service received under this Section 1.29(d) shall be credited to that computation period for which the award was granted. The same Hours of Service shall not be credited both under either Sections 1.29(a) or
          (b), as the case may be, and under this Section 1.29(d). Hours of Service for which back pay is awarded or agreed to with respect to periods described in Section 1.29(b) shall be subject to the limitations set forth in that subsection.

     Hours of Service shall be credited to the applicable computation period in accordance with Department of Labor Regulation Section 2530.200b-2(b) and
     (c).

     For purposes of determining an Employee's eligibility to participate in the Plan and vesting of benefits, an Hour of Service shall also include an Hour of Service with a company heretofore or hereafter merged or consolidated or otherwise absorbed by an Employer, or all or a substantial part of the assets or business of which have been or shall be acquired by an Employer (hereinafter, "Predecessor Company"): (i) if the Employer continues to maintain an employee benefit plan of such Predecessor Company hereinafter "Predecessor Plan"; or (ii) if, and to the extent, such employment with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of the Treasury; or
     (iii) if, and to the extent, approved by the Board of Directors of the Employer in its sole discretion effected on a nondiscriminatory basis as to all persons similarly situated. For purposes of determining a Participant's Retirement Income benefit, Hours of Service may also include Hours of Service with a Predecessor Company to the extent approved by the Board of Directors in its sole discretion, effected on a nondiscriminatory basis as to all persons similarly situated.

1.30 "Normal Form" shall mean a monthly annuity guaranteed payable for 120 monthly payments and continued thereafter for the life of the Participant.

1.31 "Normal Retirement" shall mean retirement on or after the Participant's Normal Retirement Age. In the case of a Participant who continues in the employ of the Employer after reaching such Normal Retirement Age, "Normal Retirement" shall mean retirement on the delayed retirement date, which is the date of the Participant's actual termination of employment. When such Participant actually retires, he shall then be entitled to a delayed retirement benefit in accordance with Article III.

1.32 "Normal Retirement Age" shall mean the later of:

     (a)  Age sixty (60), or

     (b)  Five (5) Years of Service.

1.33 "Normal Retirement Benefit" shall mean a monthly benefit payable in the Normal Form as determined pursuant to Article III of this Plan.

1.34 "Normal Retirement Date" shall mean the first day of the month coinciding with or next following a Participant's attainment of Normal Retirement Age.

1.35 "One-Year Break in Service" shall mean, with respect to any Employee, a period of twelve (12) consecutive months beginning on the Employee's Severance from Service Date or any anniversary thereof, and ending on the next anniversary of such date, provided the Employee does not perform an Hour of Service during that period. However, an Employee who is absent from work by reason of the Employee's pregnancy, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or the care of such child by the Employee for a period immediately following birth or placement shall not be considered to have incurred a One-Year Break in Service during: (a) the one-year period commencing on the Severance from Service Date, if the Employee Severs from Service other than by quit or discharge; or (b) the two-year period commencing on the Severance from Service Date if the Employee Severs from Service by quit or discharge. The preceding sentence shall apply only if the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence is for a reason described in that sentence. For purposes of this Section, the Severance from Service Date is the second anniversary of the first date of such absence in the case of absence due to birth or placement of a child or a period immediately following such birth or placement.

1.36 "Participant" shall mean any Eligible Employee who has become a participant of this Plan, in accordance with Article II of this Plan.

1.37 "Plan" shall mean the Diamond of California Management Pension Plan, as set forth herein, and any amendments hereto.

1.38 "Plan Year" shall mean the twelve-month period beginning each August 1st. The Plan Year shall be the limitation year for purposes of Code Section 415.

1.39 "Prior Plan" shall mean Sun-Diamond Growers of California Defined Benefit Pension, as in effect before August 1, 2000.

1.40 "Service" shall mean that period of time beginning on the date an Employee is first credited with an Hour of Service with an Employer and ending on the Employee's Severance from Service Date. In addition, if an Employee severs from service with an Employer and is reemployed within twelve (12) consecutive months of the date he is first absent from work, his Service shall also include all days between his termination of employment and his subsequent reemployment. An Employee's Service shall be determined without regard to whether he is a Participant or an Eligible Employee during his period of employment with an Employer. An Employee's Service shall be expressed in years and portions of years (counting a partial month as a complete month). Service shall also include any periods which constitute Service under the Prior Plan as in effect as of July 31, 2000.

1.41 "Severance from Service Date" shall mean the date an Employee severs from Service with an Employer, and shall be the earliest of the date the Employee quits, retires, is discharged, or dies, or the first anniversary of the first date he is absent from work for any reason. Notwithstanding the foregoing, an Employee will not be deemed to have severed from Service during a period of approved leave of absence as provided by Section 2.4, except as provided therein.

1.42 "Social Security Retirement Age" shall mean age sixty-five (65) for individuals born on or before January 1, 1938, and shall mean the age at which unreduced old-age insurance benefits commence under the Social Security Amendments of 1983 for persons born after that date.

1.43 "Social Security Taxable Wage Base" shall mean the contribution and benefit limit in effect under Code Section 3121(a)(1).

1.44 "Spousal Consent" shall mean an Eligible Spouse's written consent which acknowledges the effect of the Participant's election and is witnessed by a Plan representative or a notary public. The Spousal Consent shall specify the nonspouse Beneficiary, if any and, in the case of a Participant's election to waive a qualified joint and survivor annuity, the alternate form of distribution elected.

     Spousal Consent shall be irrevocable unless the Participant changes his Beneficiary designation or revokes his election to waive the qualified joint and survivor annuity. Upon such event, the prior Spousal Consent shall be deemed to be revoked. Notwithstanding the foregoing, Spousal Consent is not required if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Eligible Spouse or that tile Eligible Spouse cannot be located. In addition, no Spousal Consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan representative with a court order to that effect, so long as such court order does not conflict with a qualified domestic relations order that satisfies the requirements of Code Section 414(p). If the Eligible Spouse is legally incompetent to consent, the Eligible Spouse's legal guardian may consent on her behalf, even if the legal guardian is the Participant. If the Eligible Spouse has consented to the designation of a trust as the Participant's Beneficiary, Spousal Consent is not required for the designation of or change in trust beneficiaries.

1.45 "Trust" shall mean the trust established pursuant to Article IX of this Plan.

1.46 "Trustee" shall mean the trustee or trustees of the Trust established pursuant to this Plan.

1.47 "Year of Service" shall mean:

     (a) 12 months of Service, irrespective of whether such Service is completed within a consecutive twelve (12) month period. Years of Service shall be computed as complete years and fractional parts of a year (counting a partial month as a complete month). Notwithstanding the foregoing, Years of Service prior to July 31, 2000 shall be determined in accordance with the Prior Plan.

     (b) Provided a Participant's Accrued Benefit became the obligation of the Company under this Plan on August 1, 2000 as a result of the spin-off from the Prior Plan, this paragraph (b) shall apply. For purposes of determining Years of Service for an Eligible Employee who formerly worked for the Robert L. Berner Company, was working for Robert L. Berner on May 1,1982, and who became an employee of the Sun Land Mixed Nut Division of Sun Diamond Growers, Years of Service shall include employment with the Robert L. Berner Company; provided, however, that in determining past service credits applicable to such Berner employee no qualifying Year of Service may be counted for purposes of past service credit under the provisions of both the Berner Profit Sharing Plan and the Sun Diamond Growers of California Retirement Income Plan.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

2.1  Participation.

     An Eligible Employee shall become a Participant of the Plan in accordance with the following requirements; provided, however, that an Eligible Employee who was a Participant of the Plan prior to August 1, 2000, shall continue to be a Participant of the Plan under the terms and conditions set forth herein:

     (a)  Service Requirement

          (1) Each Eligible Employee who has completed 1,000 Hours of Service in a "computation period" shall become a Participant of the Plan as of the Entry Date next following the end of such "computation period". For purposes of this subsection, "computation period" means a 12-consecutive month period beginning on the date an Employee first completes an Hour of Service. However, if such Employee fails to complete at least 1,000 Hours of Service during this initial 12-consecutive month period, the "computation" year becomes the Plan Year commencing with the Plan Year in which such initial period ends.

          (2)  An Eligible Employee who satisfies the service requirements of
               Section 2.1(a)(1) but who is not an Eligible Employee on the Entry Date shall become a Participant of the Plan on the next Entry Date immediately upon becoming an Eligible Employee.

     (b)  Participation

          Participation in the Plan continues until a Participant terminates by Early Retirement, Normal Retirement, by delayed retirement, by reason of Disability, or by death, or severs from Service with the Employer and has a one-year Break in Service. An Employee whose participation in the Plan has ceased but who has not received all benefits under the Plan shall be a "former Participant." He shall become a Participant again on the date he again becomes an Eligible Employee.

     (c)  Leaves of Absence

          (1) A Participant's employment shall not be deemed to have terminated while he is a member of the Armed Forces of the United States, provided that he returns to the employment of the Employer within ninety (90) days (or such longer period as may be prescribed by law) from the date he first became entitled to his discharge. Participants who do not return to the employ of the Employer within sixty (60) days following the end of the leave of absence, or within the required time in case of service with the Armed Forces, shall be deemed to have terminated their employment as of the date when their leaves of absence began, unless such failure to return was the result of Early Retirement, Normal Retirement, delayed retirement, Disability or death.

          (2) Notwithstanding any other provision of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). This Section 2.1(c)(2) shall apply to all veterans who return to work on or after December 12, 1994.

2.2  Suspended Participation.

     A Participant who ceases to be an Eligible Employee, but who has not separated from the service of the Employer, shall become a suspended Participant. During the period of suspension, no amounts which are based on his Compensation from and after the date of suspension shall be used to determine Employer contributions hereunder. However, the Participant shall continue to vest in his Accrued Benefit, and he shall be entitled to benefits in accordance with the other provisions of the Plan while he is a suspended Participant.

2.3  Reemployment.

     (a) Reemployment Before Annuity Starting Date. If a Participant is reemployed by an Employer before his Annuity Starting Date, payment of his vested Accrued Benefit shall not commence prior to his Severance of Service Date following his reemployment date.

     (b) Reemployment Before Normal Retirement Date. If a Participant is reemployed by an Employer after his Annuity Starting Date but before his Normal Retirement Date, payment of retirement benefits shall cease of as the Participant's reemployment date. Upon the Participant's subsequent Severance from Service

          Date, the Participant's Accrued Benefit shall be determined taking into account all Credited Service and Compensation, and adjusting the benefit for the value of annuity benefit payments previously made. The form of benefit with respect to benefits earned prior to reemployment shall not change. The form of payment for benefits earned after reemployment shall be determined under the provisions of Section 3.11.

     (c) Reemployment after Normal Retirement Date. If a Participant is reemployed by an Employer after his Annuity Starting Date and his Normal Retirement Date and during his reemployment completes at least 40 Hours of Service in a calendar month (or is credited with at least one Hour of Service on 8 or more days during a calendar month), payment of retirement benefits shall cease of as the Participant's reemployment date. Payment of benefits shall resume no later than the first day of the third month after the month in which the Participant ceases to be so employed. The Plan Administrator shall notify the Participant by personal delivery or first class mail during the first calendar month in which retirement benefits are not paid that the Participant's retirement benefits are suspended. The notice shall explain why benefits are suspended, refer to these provisions of the Plan, include a copy of these provisions of the Plan, and include a statement to the effect that applicable Department of Labor regulations can be found in Section 2530.203-3 of the Code of Federal Regulations. The notice shall also inform the Participant that the claims procedure (described in Article X) may be used to request a review of the suspension. In the case of annuity benefits, upon the Participant's subsequent Severance from Service Date, the Participant's benefit shall be the greater of (1) his previous retirement benefit actuarially increased to take into account the period of suspension, based on the actuarial assumptions of Section 1.2, or (2) his Accrued Benefit recomputed taking into account all of his Credited Service and Compensation without actuarial adjustment for delayed commencement. The Participant's delayed retirement benefit shall he adjusted to reflect the form of benefit elected. However, the form of the benefit, as in effect before the Participant's reemployment date, shall not change.

     (d) Continued Employment after Attaining Normal Retirement Age. If a Participant continues service after attaining Normal Retirement Age, benefits shall not commence until the Participant retires. His delayed retirement benefit shall be determined in accordance with Section 3.7.

     (e) Reemployment After Receiving a Lump Sum Payment. If a Participant, who received a lump sum payment following his Severance from Service Date, is subsequently reemployed by an Employer, on his subsequent Annuity Starting Date, his Accrued Benefit shall be determined as follows:

          (1) The Participant's Accrued Benefit payable at Normal Retirement Age shall be calculated, on the basis of the terms of the Plan as in effect at the time of the Participant's subsequent Severance from Service Date, based upon the Participant's total years of Credited Service (including Service before and after his reemployment date) and without regard to his previous lump sum payment.

          (2) The Accrued Benefit payable at Normal Retirement Age calculated pursuant to Section 2.3(e)(1) above shall be reduced by the Accrued Benefit payable at Normal Retirement Age previously paid as a lump sum.

          (3)  The remaining Accrued Benefit, after being reduced according to
               Section 2.3(e)(2) above, shall be actuarially adjusted to reflect the form of payment selected by the Participant in accordance with Section 3.11.

     (f) Offset Rules. Retirement income benefit payments shall be seduced by any payments previously made by the Plan for those calendar months when a Participant is reemployed after his Annuity Starting Date during which he is credited with at least 40 Hours of Service (or credited with at least one Hour of Service on 8 days or more days during a calendar month). However, such reduction shall not exceed in any one month 25% of the total retirement income benefit payment which would have been due for that month but for the offset.

     (g) Verification. The Participant shall notify the Committee of any employment with an Employer after his Annuity Starting Date. Furthermore, from time to time, but not more frequently than annually, the Committee may request that a Participant certify, in writing, that he is not so employed or provide the Committee with information sufficient for it to establish that the Participant is not employed by an Employer for at least 40 Hours of Service (or at least 8 days) during a calendar month. The Committee shall advise the Participant that the requirement to provide such certification or information shall be a condition precedent to receiving future retirement income benefits.

2.4 Certain Former Employees of Sun Growers of California. The individuals listed below were employees of Sun Growers of California on August 1, 2000, whose employment was transferred to Diamond Walnut Growers, Inc. during the period beginning August 1, 2000 and ending December 31, 2000. The assets and liabilities of the Prior Plan attributable to these individuals were spun off and transferred to the Plan effective as of August 1, 2000.

                                        Hedlund, Jim
                                        Hunt, Richard
                                        Luke, Donna
                                        Vallerand, Marty

                                  ARTICLE III

                          EMPLOYER FUNDING AND BENEFITS

3.1  Employer Contributions.

     The Employer shall contribute all amounts needed to provide the benefits under this Plan. The amount of Employer contribution shall be based on the recommendation of the Enrolled Actuary using such methods and assumptions as he may deem advisable and consistent with the minimum funding standards of ERISA. Any actuarial gains from forfeitures shall be used to reduce Employer contributions.

3.2  Waiver of Employer Contributions.

     Notwithstanding anything herein to the contrary, contributions by an Employer may be waived in whole or in part in any Plan Year during which a substantial business hardship has been sustained, as determined in writing by the Secretary of the Treasury pursuant to Code Section 412(d).

3.3  Annual Valuation.

     Within sixty (60) days after the end of each Plan Year and within sixty
     (60) days after the removal or resignation of the Trustee, the Trustee shall determine the fair market value of the Trust Fund as of the close of the Plan Year (or the close of the shorter period ending with such resignation or removal), using procedures in accordance with generally accepted accounting principles.

3.4  Normal Retirement Benefit.

     (a) Subject to the provisions of this Section 3.4, each Participant, upon attainment of his Normal Retirement Age, shall be entitled to receive a Normal Retirement Benefit equal to one-twelfth (1/12) of the greater of the sum of (1) and (2), or the sum of (3) and (4):

          (1) 1.6% of such Participant's Average Compensation multiplied by the number of years of Credited Service.

          (2) 0.3% (or less if required by law) of such Participant's Excess Compensation multiplied by the number of years of Credited Service not to exceed thirty-five (35) years.

          (3) 2.25% of such Participant's Average Compensation multiplied by the number of years of Credited Service not to exceed fifteen
               (15) years.

          (4) 0.3% (or less if required by law) of such Participant's Excess Compensation multiplied by the number of years of Credited Service not to exceed fifteen (15) years.

     (b) For purposes of this Section 3.4, "Excess Compensation" shall mean the amount by which a Participant's Average Compensation exceeds the Participant's Covered Compensation.

     (c) Notwithstanding anything to the contrary contained in this Plan, if the Employer also maintains another plan which is integrated with Social Security, the benefits set forth in this Section 3.4 will be subject to any restrictions or limitations imposed by applicable Treasury Regulations.

     (d) Employee Contributions. Notwithstanding any provisions of this Article III to the contrary, a Participant shall be entitled to the greater of
          (i) a single life annuity payable at Normal Retirement Age (determined using the Applicable Interest Rate in effect as of the determination date) equal to the "Participant's Contribution Account" accumulated with interest in accordance with Code Section 411(c)(2)(B) (or (1) or (2) below depending upon the plan in which the Employee was a Participant on July 31, 1984 if greater), or (ii) his Accrued Benefit payable at Normal Retirement Age, converted to a single life annuity. A Participant's Contribution Account shall at all times he 100% vested and nonforfeitable.

          (1) For Participants covered by the Sun-Diamond Growers of California Retirement Income Plan, Participant's Contribution Account means the Participant's Contribution Account, if any, maintained for and credited to each participant in such Prior Plan on either July 1, 1974 (if Participant was a former Diamond Walnut employee) or December 3 1, 1974 (if Participant was a former Sunsweet Growers employee) and credited with interest from that date. Amounts shall be compounded annually and credited with interest at the rate of:

               (A)  2 1/2% per year for period July 1, 1974 to January 1, 1975;

               (B)  3% per year for period January 1, 1975 to July 1, 1976:

               (C) 5% per year for period beginning July 1, 1976 increased to such other rate of interest as the Secretary of the Treasury may require under regulations issued under ERISA Section 204(c)(2)(D) until the month coinciding with (or immediately preceding if none coincides with) the date the Participant's benefits are to commence under this Plan.

          (2) For Participants formerly covered under the Berner Profit Sharing Plan, Participant Contribution Account means the Participant's account maintained for and credited to each Participant in such prior plan on May 1, 1982, and thereafter credited with interest compounded at an annual rate of 8% per year until the month coinciding with (or immediately preceding if none coincides with) the date the Participant's benefits are to commence under this Plan.

3.5  Maximum Benefit for any Participant.

     The amount of a Participant's Normal Retirement Benefit shall be subject to the limitations of Code Section 415 as described under Article IV of this Plan.

3.6  Early Retirement Benefit.

     Each Participant, upon Early Retirement, shall be entitled to receive an Early Retirement Benefit which shall be equal to his Accrued Benefit reduced by 1/3% for each month his Early Retirement Date precedes his Normal Retirement Date. Said benefit shall commence as of the Participant's Early Retirement Date.

3.7  Delayed Retirement Benefit.

     At a delayed retirement date, a Participant shall be entitled to receive a Delayed Retirement Benefit which shall be equal to the greater of:

     (a) The Normal Retirement Benefit the Participant would have received at his Normal Retirement Date increased by 1/2% for each month the Participant's Delayed Retirement Date follows his Normal Retirement Date; or

     (b) The Normal Retirement Benefit based on years of Credited Service and Average Compensation through the Participant's delayed retirement date.

3.8  Death Benefit.

     (a) Death Before Retirement. In the event of the death of a Participant prior to the Participant's Annuity Starting Date, the Participant's Beneficiary who is his surviving Eligible Spouse shall be entitled to receive a death benefit in accordance with Section 3.10. If the Participant does not have an Eligible Spouse on his date of death, no death benefits are payable other than a return of the Participant's Contribution Account, as determined in accordance with Section 3.4(d), and payable as a single lump sum payment, calculated as of the Annuity Starting Date to the Participant's Beneficiary.

     (b) Death After Retirement. Death benefits after a Participant's Annuity Starting Date, if any, will he payable according to the provisions of the form of payment which has been elected. If the Participant has a Participant's Contribution Account, the Participant's Beneficiary is entitled to the excess, if any, payable as a single lump sum payment of the Participant's Contribution Account accumulated with interest in accordance with Code Section 411(c)(2)(B), or Section 3.4 (d)(l) or
          (2) if greater, determined as of the Participant's date of death over the retirement benefits payable during the Participant's lifetime (and Beneficiary's lifetime as the case may be).

3.9  Disability Retirement Benefit.

     (a) In the event of the Disability of an active Participant before reaching Normal Retirement Age, the Participant may elect to receive a Disability Retirement Benefit even if the Participant is not vested in his Accrued Benefit derived from Employer Contributions. The Disability Retirement Benefit shall be determined in accordance with the Normal Retirement Benefit provisions of Section 3.4. The Disability Retirement Benefit shall commence on the disabled Participant's Normal Retirement Date. Credited Service shall be based on the assumption that the disabled Participant continues to work for an Employer until his Normal

          Retirement Date. Average Compensation and Covered Compensation shall be based on the disabled Participant's actual Average Compensation and Covered Compensation determined at the time he became disabled.

     (b) In lieu of a Disability benefit payable on the Participant's Normal Retirement Date, a disabled Participant who has attained age 50 with at least 10 Years of Service as of his Annuity Starting Date may elect to receive, commencing on the first day of any month prior to his Normal Retirement Date, an early Disability Retirement Benefit calculated in accordance with Section 3.6, assuming that Credited Service is imputed to the Annuity Starting Date, and Average Compensation and Covered Compensation are determined at the time the Participant became disabled.

     (c) The Participant's Disability shall be considered to have ended and the Participant's eligibility for a Disability Retirement Benefit shall cease, if, prior to the Participant's Normal Retirement Age, the
          Participant:

          (1) Becomes ineligible for Social Security Disability Insurance benefits;

          (2)  Returns to the employ of the Employer;

          (3) Recovers sufficiently, in the opinion of the Committee, to be able to engage in regular employment and such Participant refuses an offer of employment by the Employer. The opinion of the Committee shall be based upon a medical examination of the Participant performed by a physician or clinic appointed by the Committee; or

          (4) Refuses to undergo any medical examination requested by the Committee, provided that a medical examination shall not be required more frequently than twice in any calendar year.

     If the Participant's Disability Retirement Benefit ceases for reasons enumerated in this Section 3.9(c), such Participant shall not be prevented from qualifying for an entitlement under another provision of the Plan based on Credited Service and Compensation earned prior to such Participant's Disability.

3.10 Eligible Spouse's Survivor Benefits.

     (a) If a Participant dies on or after becoming vested in his Accrued Benefit and before his Annuity Starting Date, the Participant's surviving Eligible Spouse, if any, shall receive a Qualified Pre-Retirement Survivor Annuity. A Qualified Pre Retirement Survivor Annuity is a monthly benefit:

          (1)  payable for the lifetime of the surviving Eligible Spouse,

          (2) beginning on the date which would have been the Participant's earliest Early Retirement Date or the first day of the month following death, if later, and

          (3) equal to the monthly benefit that would have been payable to the spouse, if the Participant had:

               (A) incurred a Severance from Service Date on the date of death (if he died while an Employee),

               (B) survived to his earliest Early Retirement Date (if he died prior to such date),

               (C) retired with an immediate 50% qualified joint and survivor annuity with his Eligible Spouse as Beneficiary, and

               (D)  died on the following day

     (b) Notwithstanding the foregoing, if the present value of the Qualified Pre-Retirement Survivor Annuity calculated in accordance with Section 3.13(d) is greater than $5,000, payment shall not commence without the surviving Eligible Spouse's consent prior to the date the Participant would have attained Normal Retirement Age.

     (c) Notwithstanding Section 3.10(b), a surviving Eligible Spouse can elect to commence benefits after the Participant's date of death but before the Participant's earliest Early Retirement Date. The monthly benefit shall be adjusted, in accordance with Section 1.2, to reflect the earlier commencement date.

     (d) A surviving Eligible Spouse of a Participant who dies on or after August 1,2000 may elect to receive the present value of the Qualified Pre-Retirement Survivor Annuity in the form of a lump sum distribution described in Section 3.13(e).

     (e) Guaranteed Return of Employee Contributions and Interest. If the Participant has a Participant's Contribution Account, as described in
          Section 3.4(d), the Participant's surviving Eligible Spouse is entitled to the greater of (A) the Qualified Pre-Retirement Survivor Annuity, as described in Section 3.10(a), or (B) a single life annuity based on the Participant's Contribution Account, as described in
          Section 3.4(d).

3.11 Automatic Forms of Payment.

     (a) Married Participants. A Participant who has an Eligible Spouse on the Annuity Starting Date will automatically receive his benefit in the form of a 50% joint and survivor annuity, with his Eligible Spouse as Beneficiary unless the Participant elects an optional form of payment in accordance with the procedures set forth in subsection (c) below.

     (b) Unmarried Participants. A Participant who does not have an Eligible Spouse on the Annuity Starting Date will automatically receive his Accrued Benefit, payable as a single life annuity unless the Participant elects an optional form of benefit in accordance with the procedures set forth in subsection (c) below.

     (c) Waiver of Automatic Form of Payment. Notwithstanding the foregoing, a Participant may elect to waive the automatic form of payment (with Spousal Consent, if applicable) and receive an optional form of distribution as set forth in Section 3.13. Such waiver must he made within the ninety (90) day period ending on the Participant's Annuity Starting Date with respect to such benefit. A Participant may subsequently revoke an election to waive an automatic form of payment and elect again to waive the automatic form of payment at any time and any number of times prior to such Annuity Starting Date. All such elections and revocations shall be in writing. Any election to waive an automatic form of payment (1) must specify the optional form of distribution elected, (2) must be accompanied by the designation of a specific nonspouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) who will receive the benefit upon the Participant's death, if applicable, and (3) must be accompanied by a Spousal Consent, as provided under Section 1.44.

3.12 Deferred Vested Benefit.

     (a) A Participant who ceases to be an Employee for reasons other than death, Disability or retirement shall be entitled to a Deferred Vested Benefit, commencing on his Normal Retirement Date, which shall be equal to his Accrued Benefit determined at his Severance from Service Date multiplied by his vested percentage determined pursuant to
          Article V.

     (b) A Participant eligible for a Deferred Vested Benefit who ceases to be an Employee after satisfying the service requirement for an Early Retirement Benefit but before satisfying the age requirement for an Early Retirement Benefit shall be entitled upon satisfaction of the age requirement to elect to commence to receive his Deferred Vested Benefit as an Early Retirement Benefit payable in either the automatic form of payment pursuant to Section 3.11, or an optional form of payment pursuant to Section 3.13. The amount paid pursuant to this
          Section 3.12(b) shall be reduced in accordance with Section 3.6, and actuarially adjusted to reflect the form of benefit payable.

     (c) A Participant eligible for a Deferred Vested Benefit who ceases to be an Employee before satisfying the age and service requirements for an Early Retirement Benefit shall be entitled to elect to commence to receive his Deferred Vested Benefit payable in the automatic form of payment, or a single lump sum payment before his earliest Early Retirement Date. The annuity amount paid pursuant to this Section 3.12(c) shall be reduced in accordance with Section 1.2 to reflect the Annuity Starting Date and the form of benefit payable.

3.13 Optional Forms of Benefit.

     (a) Except as provided in Section 3.11, a Participant may elect to receive his retirement benefits in any form described in Section 3.13(b) below, or a lump sum distribution described in Section 3.13(e) below.

     (b) A Participant may elect in writing, within a reasonable period of time prior to his retirement date, to be paid in accordance with any one of the following optional forms of benefit, which are the Actuarial Equivalent of the Participant's Normal Form.

          (1) Straight Life Annuity: A monthly benefit payable for the lifetime of the Participant, without death benefits.

          (2) Life Annuity with Periods Certain of 60 Months or 120 Months: A monthly benefit payable for the lifetime of the Participant and, if the death of the Participant occurs prior to the end of the period certain, the balance of the remaining period certain payments to his Beneficiary.

          (3) Survivorship Life Annuity: A monthly benefit payable for the lifetime of the Participant and, upon his death, a percentage (50%, 66-2/3%, 75%, or 100%) of such monthly benefit payable for the lifetime of his Beneficiary if the Beneficiary survives the Participant.

          (4) Life Annuity with Social Security Adjustment for the Lifetime of the Participant, Without Death Benefits: The amount of each monthly payment will be an adjustment of the straight life annuity option under Section 3.13(b)(1) above so that the payments before and after age 65, when combined with Social Security benefits at age 65, will provide, as nearly as practical, a uniform series of payments during the Participant's lifetime. This optional form is available only if the Participant's retirement date is prior to age 65. This option form is not available if a practical, uniform series of monthly payments cannot be determined.

     (c) If the Participant's Eligible Spouse is not the designated Beneficiary, the method of distributions elected must comply with Treasury Regulation Section 1.401(a)(9)-2.

     (d)  Mandatory Cashouts. Notwithstanding anything to the contrary in this
          Article III, if a Participant ceases to be an Employee for any reason and the present value of his vested Accrued Benefit or Qualified Pre-Retirement Survivor Annuity is equal to or less than $5,000 on the Annuity Starting Date (including a vested Accrued Benefit of $0), the Committee shall pay as soon as practicable to the Participant (or his Beneficiary, as the case may be) the present value of his vested Accrued Benefit in a single lump-sum payment. No distribution may be made under the preceding sentence after the Participant's Annuity Starting Date unless the Participant and his Eligible Spouse consent thereto in a manner which is comparable to the Spousal Consent requirements in Section 1.44. For purposes of calculating lump sum payments in order to determine if the Accrued Benefit can be paid without the Participant's consent, the present value shall be determined using (1) the Applicable Interest Rate and the Applicable Mortality Table or (2) the actuarial assumptions of Section 1.2(a), whichever produces the greater lump sum payment. If a Participant satisfies the requirements for Early Retirement Age as of his Annuity Starting Date, the lump sum payment will be based on his Accrued Benefit payable as of his Normal Retirement reduced in accordance with
          Section 3.6.

     (e) Voluntary Lump Sum Distribution. A Participant who ceases to be an Employee and who is vested in his Accrued Benefit, can elect (with Spousal Consent if the Participant has an Eligible Spouse as of the Annuity Starting Date) either (1) a single lump sum payment or (2) the automatic form of payment based on his marital status on his Annuity Starting Date. For purposes of determining the lump sum payment, the present value of the Participant's vested Accrued Benefit shall be determined using the Applicable Interest Rate and the Applicable Mortality Table. If a Participant satisfies the requirements for Early Retirement Age as of his Annuity Starting Date, the lump sum payment will be based on his Accrued Benefit payable as of his Normal Retirement reduced pursuant to Section 3.6.

          Notwithstanding the foregoing, if an Eligible Employee is first credited with an Hour of Service on or after August 1, 2000, the Voluntary Lump Sum Distribution and the immediate annuity shall not be available to him.

     (f) Notwithstanding the foregoing subsection, a Participant who was participating in the Prior Plan on July 31, 1989, shall be entitled to a lump sum benefit using the following procedure, if greater than that calculated in Section 3.13(d) and (e) above. The lump sum under this subsection (f) shall be equal to the benefit accrued on July 31, 1989 multiplied by a lump sum factor, determined by using the average of male and female Pension Benefit Guaranty Corporation factors based on rates in effect for plans terminating at the time of a distribution.

     (g) If any monthly annuity benefit payable under the Plan is $20 or less, the Plan may make benefit payments in less frequent intervals of one
          (I) year or less.

3.14 Time of Distribution.

     (a) The Committee must provide the Participant with a "general notice of distribution" no less than thirty (30) and no more than ninety (90) days before the Participant's Annuity Starting Date. Notwithstanding the foregoing, the "general notice of distribution" may be provided after the Participant's Annuity Starting Date provided distribution of the Participant's vested Accrued Benefit does not commence until at least 30 days after such notice is provided. A Participant may waive the 30 day requirement if (1) the Participant has been notified in writing that he has at least 30 days to consider whether to waive the 50% qualified joint and survivor annuity (with Spousal Consent), (2) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or if later at any time prior to the expiration of the 7-day period that begins after the notice is provided and (3) distribution of the Participant's vested Accrued Benefit commences more than 7 days after the notice is provided. Such notice must be in writing and must set forth the following information: (i) an explanation of the eligibility requirements for, the material features of, and the relative values of the alternate forms of benefits available under Section 3.12 and
          Section 3.14, and (ii) the Participant's right to defer receipt of a Plan distribution under Sections 3.15(c) and (d). This general notice also shall include (i) the terns and conditions of a 50% qualified joint arid survivor annuity; (ii) the Participant's right to make, and the effect of, an election to waive the 50% qualified joint and survivor annuity; (iii) the rights of the Participant's Eligible Spouse; and (iv) the right to make, and the effect of, a revocation of an election to waive a 50% qualified joint and survivor annuity. Such notice shall be given to the Participant in person, by mailing, by posting, or by placing it in an Employer publication which is distributed in such a manner as to be reasonably available to such Participant. If the notice is to be posted, it shall be posted at the location within the Participant's principal place of employment which is customarily used for employer notices to employees with regard to labor management relation matters. Notice under this Section 3.14 is not required if the present value of the Participant's vested Accrued Benefit is less than or equal to $5,000.

     (b) Upon receipt of the general notice of distribution, a Participant may consent in writing to receive a distribution of his vested Accrued Benefit to be distributed at the time and in the manner set forth in this Article III. The Participant's consent to receive such distribution prior to the later of age 62 or Normal Retirement Age must be accompanied by the written consent of the Participant's Eligible Spouse, if married, which is comparable to the Spousal Consent requirements in Section 1.44, unless the distribution is to be made in the form of a qualified joint and survivor annuity with the Participant's Eligible Spouse as Beneficiary.

     (c) To the extent not inconsistent with Section 3.14(d) below, in the event that the Participant does not elect in writing to defer receipt of his Accrued Benefit, payment of a Participant's Accrued Benefit shall begin not later than the 60th day after the latest of the close of the Plan Year in which:

          (1)  The Participant attains Normal Retirement Age;

          (2) Occurs the tenth (10th) anniversary of the date in which the Participant entered the Plan; or

          (3)  The Participant terminates employment with the Employer

     (d) In the event that the Participant has terminated employment and the Participant (and the Eligible Spouse, if applicable) neither consents to receive a Plan distribution nor elects to defer receipt of a Plan distribution, the present value of the Participant's vested Accrued Benefit shall he distributed on the Participant's Normal Retirement Date as a single life annuity if the Participant is unmarried on the Annuity Starting Date, or in the form of a 50% qualified joint and survivor annuity with the Participant's Eligible Spouse as Beneficiary, but in no event before the date the Participant attains the later of age 62 or Normal Retirement Age, if the present value of such vested Accrued Benefit exceeds $5,000. For purposes of this Section 3.14(d), the determination whether the present value of the Participant's vested Accrued Benefit is equal to or less than $5,000 shall be determined in a manner specified in Section 3.13(d). The Committee may distribute a benefit in the Normal Form if the Participant is unmarried on the Annuity Starting Date or in the form of a 50% qualified joint and survivor annuity with the Participant's Eligible Spouse as Beneficiary to the Participant without his prior consent if such distribution is necessary to comply with Code Section 415 or 411(b).

     (e) Notwithstanding anything to the contrary, distribution of a Participant's vested Accrued Benefit shall commence by the April 1 following the year (1) during which the Participant who is a 5% owner (as defined in Code Section 416(i)(1)(B)(i)) attains age 70%, or (2) in which the Participant who is not a 5% owner incurs a Severance from Service Date or reaches age 70%, whichever is later. Distributions must be made in accordance with the regulations under Code Section 401(a)(9), including Section 1.401 (a)(9)-2. If a Participant continues employment after age 70 1/2, his Accrued Benefit determined as of the April 1 following the year the Participant attains age 70 1/2 shall be actuarially increased (at a rate of 6% per year) to reflect the delay in payment from the April 1 following the year he attained age 70 1/2 until his Severance from Service Date. This actuarially increased benefit shall be offset by the Participant's continued accruals. In no event shall the Participant's Delayed Retirement Benefit be less than the amount determined by this subsection (e).

     (f) If the amount of the payment required by subsection (e) above cannot he ascertained by the date payment is to commence, or if it is not possible to make such payment because of the Committee's inability to locate the Participant after making reasonable efforts to do so, a payment retroactive to the required commencement date shall be made no later than sixty (60) days after the date the amount of such payment can be ascertained or the Participant is located.

     (g) If the Beneficiary is the Participant's surviving Eligible Spouse, unless the Eligible Spouse consents to the distribution, the Eligible Spouse shall not receive a Plan distribution before the date the Participant attained or would have attained Normal Retirement Age if the present value of the Participant's vested Accrued Benefit exceeds $5,000 at the time of distribution. For purposes of this Section 3.14(g), the determination whether the present value of-the Participant's vested Accrued Benefit is equal to or less than $5,000 shall be determined in a manner specified in Section 3.13(d). An Eligible Spouse of a Participant who dies on or after August 1, 2000 may elect an earlier Annuity Starting Date.

     (h) Notwithstanding any Plan provision to the contrary, all Plan distributions shall comply with the requirements of Code Section 401(a)(9) and the regulations thereunder, including Code Section 1.401(a)(9)-2.

3.15 Direct Rollover of Eligible Rollover Distributions.

     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b)  Definitions.

          (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); effective January 1, 2000, any hardship distribution of elective contributions, as described in Code
               Section 401(k)(2)(B)(i)(IV); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), and effective for transfers on or after the first day of the Plan Year beginning on or after January 1, 2002, an annuity described in Code Section 403(b), and an eligible deferred compensation plan described in Code Section 457(b) that accepts the distributee's eligible rollover distribution. However, effective for transfers before the first day of the Plan Year beginning on or after January 1,2002, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

3.16 Qualified Domestic Relations Orders.

     The Committee shall adopt uniform and nondiscriminatory administrative procedures which comply with Code Section 414(p) and any accompanying regulations to determine the qualified status of domestic relations orders and to determine benefit payments under Qualified Domestic Relations Orders. The Committee will comply with provisions of an order it determines to be a Qualified Domestic Relations Order. Once the Plan administrator has received a domestic relations order, no benefit payments or distributions may be processed until the payment terms under the Qualified Domestic Relations Order are resolved. If provided by the Qualified Domestic Relations Order, the alternate payee can elect to receive her portion of the Participant's Accrued Benefit in the form of a single lump sum distribution, pursuant to Section 3.13(e). Distribution shall not be made before the earliest retirement age on which the Participant could receive his Accrued Benefit. For purposes of this Section, "earliest retirement age" means the earlier of:

     (a) the date on which the Participant is entitled to a benefit payment under the Plan, or

     (b)  the later of:

          (1)  the date the Participant attains age 50, or

          (2) the earliest date on which the Participant could begin receiving benefits tinder the Plan if the Participant terminated employment.

     For purposes of this Section, a "Qualified Domestic Relations Order" means a domestic relations order which the Plan administrator has determined satisfies the requirements of Code Section 414(p).

                                   ARTICLE IV

                             LIMITATIONS ON BENEFITS

4.1  Limitation on Benefits.

     Notwithstanding any other provision of the Plan to the contrary, a Participant's Annual Benefit shall not exceed the applicable limitations set forth in Code Section 415 at any time during any Plan Year. If a Participant's Annual Benefit would exceed the foregoing limitation, the Participant's Annual Benefit shall be reduced by reducing the components thereof, as necessary, in the order in which they are listed in Section
     4.2. A Participant's Annual Benefit shall in no event be reduced below the amount allowed under the special grandfather and transition rules set forth in the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. The amendments to tile Code Section 415 limitations described in the Retirement Protection Act of 1994, as amended by the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 (collectively, the "GUST Amendments"), shall be effective as of August 1, 1995, but shall not be applied to limit any Participant's Annual Benefit that is first payable prior to August 1,2000. The Code Section 415 limitations as amended by the GUST Amendments shall be applied to the full amount of any Participant's Annual Benefit that is first payable on or after August 1, 2000, subject to the Code Section 415 grandfather rule described in method 2 of Q&A-14 in Internal Revenue Service Revenue Ruling 98-1.

4.2  Annual Benefit.

     For purposes of this Article IV only, a Participant's "Annual Benefit" shall be equal to the sum of the following:

     (a) The annual retirement benefit to which the Participant is entitled under this Plan; and

     (b) The aggregate annual retirement benefits (if any) to which the Participant is entitled under all other qualified defined benefit plans maintained by any Affiliated Company, as defined in Section 4.5.

     If an Annual Benefit (or any portion thereof) is payable in any form other than a single-life annuity or a qualified joint and survivor annuity (as defined in Code Section 417(b) and the regulations thereunder) then such Annual Benefit or such portion) shall, for purposes of this Article IV, be converted into a single life annuity which is its Actuarial Equivalent.

4.3 Adjusted Dollar Limitation for Benefits Commencing At Social Security Retirement Age, After Social Security Retirement Age or Before Age 62.

     (a) At Social Security Retirement Age. The dollar limitation described in Code Section 415(b)(l)(A) that is applicable at a Participant's "Social Security Retirement Age" shall be adjusted annually for increases in the cost of living pursuant to Code Section 415(d).

     (b) After Social Security Retirement Age. If a Participant's Annual Benefit commences after the Participant's Social Security Retirement Age, the dollar limitation described in Code Section 415(b)(l)(A) (as adjusted annually for increases in the cost of living pursuant to Code
          Section 415(d)) for the particular Plan Year shall be increased to an actuarially equivalent annual amount using interest of 5% per year and the Applicable Mortality Table for both pre-benefit and post-benefit commencement mortality. Effective for limitation years ending on or after January 1, 2002, "Age 65" shall be substituted for "Social Security Age" wherever it appears in this subsection (b).

     (c) Before Age 62. If a Participant's Annual Benefit commences prior to age 62, the dollar limitation at age 62 determined pursuant to Code
          Section 415(b)(2)(C) shall be further reduced to the lesser of the actuarially equivalent annual amount determined as of such earlier commencement date using the factors described in (1) or (2) below:

          (1) The factors used under the applicable plans for the particular Participant to determine the amount of the reduction for early commencement of the Participant's Annual Benefit.

          (2) Interest of 5% per year, and the Applicable Mortality Table for both pre-benefit and post-benefit commencement mortality.

4.4  Compensation.

     For purposes of applying the limitations of Code Section 415 to the Plan and the other qualified defined benefit plans maintained by any Affiliated Company, "compensation" shall mean the total wages and other compensation paid to an Employee by the Employer during the Plan Year, as reported as taxable income on the Employee's Wage and Tax Statement (Form W-2), including the amount of any elective contributions made on his behalf for the Plan Year to a 401(k) plan sponsored by an Employer and any amounts excludable from his taxable income under a "cafeteria plan" pursuant to Code Section 125.

4.5  Affiliated Company.

     For purposes of this Article IV, the term "Affiliated Company" shall mean the controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C)) of which the Company is a member, except that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" wherever the latter phrase occurs in Code Section 1563(a).

                                   ARTICLE V

                       VESTING OF EMPLOYER FUNDED BENEFITS

5.1  Vesting.

     (a) A Participant shall have a nonforfeitable interest in his Accrued Benefit derived from Employee contributions and interest. A Participant's total Accrued Benefit derived from Employer contributions shall be vested if he is an Employee when he attains Normal Retirement Age, or dies.

     (b) Except as provided m Sections 5.l(a), (c), and Section 13.3(a) a Participant's Accrued Benefit derived from Employer contributions shall vest in accordance with the following schedule:

                     Vested
Years of Service   Percentage
----------------   ----------
Less than 5             0%
5 or more             100%

     (c) If the Plan's vesting schedule is amended and if a Participant who has completed three (3) Years of Service at any time and at least one (1) Hour of Service on or after the first day of the first Plan Year beginning after December 31, 1988 elects, within a reasonable period of time, in accordance with Code Section 411(a)(10), to have his Accrued Benefit derived from Employer contributions vest under the terms of the vesting schedule in effect before the amendment, then, notwithstanding the provisions of the vesting schedules above, his Accrued Benefit shall vest in accordance with the prior schedule.

     (d) In determining the Years of Service under the Plan for purposes of determining a Participant's vested percentage under Sections 5.1(b) and Section 13.3(a), all of a Participant's Years of Service with the Employer shall be taken into account, except as provided below.

          (1) If, at the time of a One-Year Break in Service, a Participant does not have any vested right under Sections 5.1(a), (b) and
               (c), Years of Service before such One-Year Break in Service shall not thereafter be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds either five (5) or the aggregate number of Years of Service before such Breaks in Service, whichever is greater;

          (2) The aggregate number of Years of Service before such Breaks in Service shall be deemed not to include any Years of Service not required to be taken into account hereunder by reason of any prior application of this subsection. Participants who were also participants of the Prior Plan shall be governed by the Break in Service rules of this Plan or the Prior Plan, whichever is more favorable.

     (e) Amounts vested pursuant to this Section shall not be subject to divestment for cause.

5.2  Termination of Employment.

     Upon termination of employment, a Participant shall be entitled to receive a benefit equal to the product of his Accrued Benefit multiplied by his vested percentage as determined hereunder. This amount shall be subject to distribution in accordance with the provisions of Article III

5.3  Rehired Participants.

     Notwithstanding anything to the contrary contained in this Article V, a Participant's Accrued Benefit shall take into account any distribution he has previously received, as described in Article II.

5.4  Termination of Non-Vested Participants.

     A terminated Participant who has a zero percent (0%) vested percentage shall not be entitled to any benefits under the Plan, other than a return of his Participant's

     Contribution Account, but shall be deemed to have received a distribution of $0 upon termination.

                                   ARTICLE VI

                              LOANS TO PARTICIPANTS

     No loans shall be made under this Plan to Participants from the assets of the Trust.

                                   ARTICLE VII

                                  BENEFICIARIES

7.1  Designation.

     Subject to the qualified pre-retirement survivor annuity and qualified joint and survivor annuity requirements set forth in Article III, a Participant shall have the right to designate, on forms provided by the Employer, a Beneficiary or Beneficiaries to receive the benefits herein provided in the event of his death and to revoke such designation or to substitute another Beneficiary or Beneficiaries at any time.

7.2  Absence of Valid Designation of Beneficiaries.

     If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Employer, the following shall be designated by the Committee as the Beneficiary or Beneficiaries, in order of priority:

     (a)  The surviving spouse;

     (b)  Surviving children, including adopted children, in equal shares;

     (c)  The Participant's estate.

     The determination of the Committee as to which persons, if any, qualify within the categories listed above shall be final and conclusive upon all persons.

                                  ARTICLE VIII

                PARTICIPANT'S CONTRIBUTIONS AND SPECIAL ACCOUNTS

Individual Participants may not make contributions to this Plan. All contributions must be made by the Employer. Before August 1, 1984, some Participants were required to contribute to the Prior Plan.

                                   ARTICLE IX

                             ESTABLISHMENT OF TRUST

9.1  Trust Agreement.

     Contributions made by the Employer pursuant to Article III hereof, and all other assets of this Plan shall be held in trust under a Trust agreement. The Employer shall enter into a Trust agreement with the Trustee for the administration of the Trust which shall contain the assets of the Plan. The Trustee shall not be responsible for the administration of this Plan but only for the Trust established pursuant to this Plan.

9.2  Trust Agreement Part of Plan.

     The Trust agreement shall be deemed to be a part of this Plan, and any rights or benefits accruing to any person under this Plan shall be subject to all of the relevant terms and provisions of the Trust agreement, including any amendments. In addition to the powers of the Trustee set forth in the Trust agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan. In the event of any conflict between the provisions of the Trust agreement and the provisions of the Plan, the provisions of the Plan shall control, except for the duties and responsibilities of the Trustee, in which case the Trust agreement shall control.

                                   ARTICLE X

                       PLAN FIDUCIARIES AND ADMINISTRATION

10.1 Named Fiduciaries.

     The authority to control and manage the operation and administration of the Plan is vested in the named fiduciaries specified herein. Each named fiduciary shall be responsible solely for the tasks allocated to it. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to the Plan and Trust, unless it participates knowingly in the breach, has actual knowledge of the breach and fails to take reasonable remedial action to remedy said breach, or, through its negligence in performing its own specific fiduciary responsibilities, which give rise to its status as a fiduciary, it has caused another fiduciary to commit a breach of fiduciary responsibility.

10.2 Fiduciary Standard.

     Each named fiduciary and every other fiduciary under the Plan shall discharge its duties with respect to the Plan solely in the interests of the Participants and Beneficiaries and;

     (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

     (b) With the care, skill, prudence and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

     (c) In accordance with the documents and instruments governing the Plan, insofar as these are consistent with the provisions of Title I of ERISA.

10.3 Multiple Duties and Advisors.

     Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A named fiduciary, or a fiduciary designated by a named fiduciary in accordance with the terms of the Plan, may employ one or more persons to render advice with regard to any responsibilities such fiduciary has under the Plan.

10.4 Allocation and Delegation of Fiduciary Duties.

     Each named fiduciary may allocate its fiduciary duties among its members or may delegate its responsibilities to persons who are not named fiduciaries with respect to the specific responsibility delegated. Any such allocation or delegation shall he in writing and shall be made a permanent part of the records of the named fiduciary. Such allocation or delegation shall be reviewed periodically by the named fiduciary and shall be terminable upon such notice as the named fiduciary, in its sole discretion, deems reasonable and prudent under the circumstances. An action by the Board of-Directors of the Company or the Committee allocating or delegating its named fiduciary responsibilities shall be evidenced by a duly adopted resolution of the Committee or of the Board of Directors of the Company.

10.5 Indemnification.

     Any Employer shall indemnify and hold harmless the named fiduciaries and any officers or Employees of the Employer to which fiduciary responsibilities have been delegated, from and against any and all liabilities, claims, demands, costs and expenses, including attorneys' fees, which may arise out of an alleged breach in the performance of their fiduciary duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the gross negligence or willful misconduct of such persons. The Company shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Section applies. An Employer may satisfy its obligation under this Section, in whole or in part, through the purchase of a policy or policies of insurance; however, no insurer shall have any rights against the Employer arising out of this Section.

10.6 Costs and Expenses.

     The costs and expenses of the named fiduciaries shall be paid from the Plan's assets to the extent not paid by the Company. The Company may charge to an Employer such expenses advanced by it on behalf of the Employer.

10.7 Authority to Amend and Terminate.

     Subject to Article XI, the Board of Directors of the Company is the named fiduciary responsible for the amendment and termination of the Plan and Trust. In addition, the Board of Directors of the Company shall appoint and replace the members of the Committee as required.

10.8 The Committee.

     (a)  The Committee is the named fiduciary with the power and the duty to:
          (1) interpret tile terms of the Plan; (2) formulate rules and regulations necessary to administer the Plan in accordance with its terms, including the delegation outside the Company of any of the administrative duties described in Section 10.9 below; (3) finally review claims under the claims review procedure; (4) establish and execute the funding policy of the Plan; (5) establish and modify an investment policy (subject to approval by the Board of Directors of Company), invest Plan assets and/or name one or more investment managers to invest Plan assets; and (6) annually review the funding policy and method.

     (b)  The Committee shall consist of at least two (2) but not more than five
          (5) persons and shall have as its officers a chairman who shall be a member of the Committee, a secretary who may be, but need not be, a member, and such other officers as may be appointed by the Board of Directors of the Company. The members of the Committee and its officers shall be appointed by and hold office at the pleasure of the Board of Directors of the Company and shall serve as such without compensation.

     (c) The Committee shall keep minutes of its meetings and proceedings. Every decision made or action taken by a majority of the members then in office shall constitute a decision or action of the Committee, and shall be final, conclusive and binding upon all persons affected. A Committee decision or action, under or in connection with the Plan, may be made or taken either at a meeting held pursuant to its rules, at which a majority of the members then in office are present and vote in favor thereof, or without a meeting if approved and evidenced by a writing signed by a majority of the members then in office. No Committee member shall vote on any question relating solely to himself.

10.9 Plan Administration.

     The Company shall be the Plan Administrator for purposes of ERISA Section 3(16) and Code Section 414(g). In addition, the Administrator shall have the power and the duty to perform the following administrative functions according to the policies, interpretations, rules, practices and procedures established by the Board of Directors of the Company or the Committee in accordance with the respective areas of named fiduciary responsibilities:

     (a) Apply Plan rules determining eligibility for participation or benefits;

     (b)  Calculate service and compensation credits for benefits;

     (c)  Prepare employee communications material;

     (d)  Maintain Participants' service and employment records,

     (e)  Prepare reports required by government agencies;

     (f) Calculate benefits and, if necessary, purchase annuity contracts which satisfy the requirements of Code Sections 401(a)(11) and 417;

     (g) Orient new Participants and advise Participants regarding their rights and options under the Plan;

     (h)  Collect contributions and apply contributions as provided in the Plan;

     (i)  Prepare reports concerning Participants' benefits;

     (j)  Process claims; and

     (k) Make recommendations to the Board of Directors of the Company or the Committee on Plan administration.

10.10 Claims Procedures.

     (a) Filing of Claim. A Participant or Beneficiary who believes he is entitled to a benefit which he has not received may file a claim in writing with his Employer. The Employer may require a claimant to submit additional information, if necessary to process the claim. The Company or its delegate shall review the claim and render its decision within ninety (90) days from the date the claim is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished the claimant within the initial ninety
          (90) day period. The notice shall indicate the special circumstances requiring the extension and the date by which the Company expects to reach a decision on the claim. In no event shall the extension exceed a period of ninety (90) days from the end of the initial period.

     (b) Notice of Claim Denied. If the Company denies a claim, in whole or in part, it shall provide the claimant with written notice of the denial within the period specified in Section 10.10(a). The notice shall be written in language calculated to be understood by the claimant, and shall include the following information:

          (1)  The specific reason for such denial;

          (2) Specific reference to pertinent Plan provisions upon which the denial is based;

          (3) A description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

          (4) An explanation of the Plan's review procedure with respect to the denial of benefits

     (c) Review Procedure. Any claimant whose claim has been denied, in whole or in part, shall follow those review procedures as set forth herein.

          (1) A claimant whose claim has been denied, in whole or in part, may request a full and fair review of the claim by the Committee by making written request therefor within sixty (60) days of receipt of the notification of denial. The Committee, for good cause shown, may extend the period during which the request may be filed. The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Committee in writing.

          (2) The Committee shall render its decision within sixty (60) days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished the claimant before the extension period commences.

          (3) The Committee shall decide whether a hearing shall be held on the claim. If so, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least fourteen
               (14) days after the date of the notice of hearing. The claimant and/or his authorized representative may appear at any such hearing.

          (4) The Committee shall send its decision on review to the claimant in writing within the time specified in this section. If the claim is denied, in whole or in part, the decision shall specify the reasons for the denial in a manner calculated to be understood by the claimant, referring to the specific Plan provisions on which the decision is based. The Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.

          (5) If the Committee does not furnish its decision on review within the time specified in this Section 10.10(c), the claim shall be deemed denied on review.

10.11 Agent for Legal Process.

     The Plan Administrator shall be the Plan's agent for service of legal process.

                                   ARTICLE XI

                           AMENDMENT AND TERNIINATION

11.1 Amendment.

     To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Plan, the Board of Directors of the Company delegates to the Committee the right to amend this Plan, at any time and from time to time, in whole or in part, by adopting such amendment in writing. Such power to amend includes the right, without limitation, to make retroactive amendments referred to in Code Section 401(b). However, such right to amend the Plan shall be subject to Section
     11.3. Further, no amendment of the Plan shall (a) alter, change or modify the duties, powers or liabilities of the Trustee or an Investment Manager appointed pursuant to the Trust Agreement without its written consent; (b) permit any assets of the Trust to be used to pay premiums or contributions of the Employer under any other plan maintained by the Employer for the benefit of its employees; or (c) result in increasing any Employer's contribution to the Plan, unless approved by resolution of the Board of Directors of the Company.

11.2 Termination or Complete Discontinuance of Contributions.

     Although the Employer has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time. An Employer may, in its sole and absolute discretion, discontinue such contributions or terminate the Plan with respect to its Employees, in accordance with the provisions of the Plan, at any time with no liability whatsoever for such discontinuance or termination. If the Plan is terminated or partially terminated, or if contributions of an Employer are completely discontinued, the rights of all affected Participants in their Accrued Benefits shall thereupon become nonforfeitabfe, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all benefits have been distributed in accordance with the Plan.

11.3 Nonreversion.

     (a) Except as provided in this Section 11.3(a), the assets of the Plan shall never inure to the benefit of an Employer; such assets shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying the reasonable administrative expenses of the Plan.

          (1) If an Employer contribution is made by virtue of a mistake of fact, this Section 11.3 shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution.

          (2) If an Employer contribution is conditioned upon initial qualification of the Plan under Code Section 401 (a), or any successor provision thereto, and if the Plan does not so qualify, then this Section 11.3 shall not prohibit the return of such contribution to the Employer within one (1) year after the date of denial of qualification of the Plan, provided that the application for determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

          (3) If an Employer contribution is conditioned upon deductibility of the contribution under Code Section 404, or any successor provision thereto, then to the extent such contribution is disallowed, this Section 11.3 shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one (1) year after such disallowance of the deduction.

          (4) If the Plan does not constitute a qualified plan for any Plan Year, this Section 11.3 shall not prohibit the return of any Employer contribution made with respect to any year in which qualified status is denied provided such amount is returned within one (1) year after the date of denial of qualification of the Plan.

          (5) In the case of the termination of the Plan, any residual assets of the Plan shall be distributed to the Employer at the direction of the Administrator (or at the direction of a trustee appointed upon the application of the Pension Benefit Guaranty Corporation) if all liabilities of the Plan to Participants and their Beneficiaries have been satisfied and the distribution does not contravene any provision of law. The certificate of an Enrolled Actuary engaged by the Committee pursuant to ERISA stating that there are residual assets of the Plan remaining in the Trust Fund after all liabilities of the Plan to Participants and their Beneficiaries have been satisfied shall be conclusive evidence of this fact; but in its discretion, the Trustee may require other and additional evidence of the existence and amount of residual assets. Notwithstanding the foregoing, the Employer may elect to reallocate the residual assets to those Employees who are Participants as of the date of termination of the Plan, such allocation to be made in a nondiscriminatory manner. Said election shall be in writing and shall be made prior to receipt of a determination by the Internal Revenue Service of the Plan's qualified status resulting from the termination.

     (b) The Company shall have no right to modify or amend the Plan retroactively in such a manner so as to reduce the benefits of any Participant, former Participant or Beneficiary of either, accrued under the Plan by reason of contributions made by an Employer prior to the modification or amendment, except to the extent that such reduction is permitted by ERISA.

11.4 Limitation on Benefits.

     (a) Plan Termination. In the event of a termination of the Plan, the benefit of any highly compensated employee, as defined under Code
          Section 414(q) ("Highly Compensated Employee"), whether an active or former Highly Compensated Employee, is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

     (b) Limitation on Benefits. The benefits distributed to any of the twenty-five (25) Highly Compensated Employees who have the greatest Compensation from the Employer in the current or any prior Plan Yeas are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the Employee's Accrued Benefit under the Plan (other than a Social Security supplement) and the amount of the payments that the Employee is entitled to receive under a Social Security supplement, if any.

          Section 11.4(b) above shall not apply if:

          (1) after payment to or on behalf of an Employee of benefits payable, as determined without the application of the limitations described in the preceding subsection, the value of Plan assets equals or exceeds one hundred and ten percent (110%) of the value of current liabilities, as defined in Code Section 412(e)(7), or

          (2) the value of the benefits payable to or on behalf of the Employee, as determined without the application of the limitations described in the preceding paragraph, is less than 1% of the value of current liabilities before distribution, or

          (3) the value of the benefits payable to or on behalf of the Employee, as determined without the application of the limitations described in the preceding subsection, does not exceed the amount described in Code Section 411(a)(11)(A), or

          (4) the Plan requires adequate security to guarantee any repayment of benefits under the circumstances and upon the terms described in Rev. Rul. 92-76, 1992-38 I.R.B. 5.

                                   ARTICLE XII

                                  MISCELLANEOUS

12.1 Limitation of Rights; Employment Relationship.

     Neither the establishment of the Plan and the Trust, nor any modifications thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Trustee except as provided herein; and in no event shall the terms of employment of any Employee or Participant, express or implied, be modified or in any way be affected hereby.

12.2 Transfer of Assets of Employer; Transfer of Assets of Plan.

     (a) If the Employer merges or consolidates with or into a corporation, or if substantially all of the assets of the Employer are transferred to another business, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the business to which the Employer's assets have been transferred, adopts this Plan, it shall continue and such corporation or business shall succeed to all rights, powers and duties of the Employer hereunder. The employment of any Employee who continues in the employ of such successor corporation or business shall not be deemed to have been terminated for any purpose hereunder.

     (b) In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits to which the Participant would have been entitled, had this Plan been terminated immediately before such merger, consolidation, or transfer.

12.3 Spendthrift Provision.

     Neither the Employer nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order, or assignment by any Participant or Beneficiary of all or part of his interest hereunder, except a transfer pursuant to a "qualified domestic relations order" within the meaning of Code Section 414(p) or Section 303(d) of the Retirement Equity Act of 1984. Such interest shall not otherwise be subject in any manner to transfer by operation of law. Such interest shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishments and/or executions and other legal or equitable processes or proceedings against such Participant or Beneficiary to the fullest extent permitted by law. Notwithstanding the foregoing, the provisions of this Section 12.3 shall not apply to any offset of a Participant's benefits provided under the Plan against amount that the Participant is ordered or required to pay to the Plan for certain judgments and settlements as described in Code Section 401(a)(13)(C), subject to the spousal consent requirements described therein.

12.4 Applicable Law; Severability.

     The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and the laws of the State of California; provided, however, that if any provision of this Plan is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' pension plan under the provisions for qualification set forth in the Code. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

12.5 Incorporation of Trust Agreement Provisions.

     The relevant provisions of the Trust Agreement regarding: (a) the exclusive benefit of Employees and their Beneficiaries, (b) amendment, (c) termination, (d) other employers, (e) California law, (f) headings, gender and number, and (g) nonalienation are hereby incorporated into this Plan and are equally applicable to the Plan and to the Trust, which Plan and Trust together shall constitute the entire Plan as defined in the Code.

12.6 Nonliability.

     Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Committee and the Employer, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt therefor in such form as shall be determined by the Trustee, the Committee or the Employer, as the case may be. The Employer does not guarantee the Trust, the Participants, former Participants or their Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this agreement. All benefits payable hereunder shall be paid or provided for solely from the Trust, and the Employer docs not assume any liability or responsibility therefor.

12.7 Missing Persons.

     In the case of any benefit payable to a person under this Plan, if the Committee is unable to locate the person within six (6) months from the date a certified letter was mailed to stick person notifying him of the benefit, the Committee shall direct the Trustee to maintain the Participant as an inactive Participant. The Committee shall continue to maintain this Participant in inactive status until: (a) the person entitled to the benefit makes application therefor; or (b) the benefit reverts by escheat to the state, whichever occurs first.

                                  ARTICLE XIII

                            TOP HEAVY PLAN PROVISIONS

This Article sets forth certain definitions and rules which automatically become effective if the Plan becomes Top Heavy under Code Section 416.

13.1 Definitions. The following defined terms apply only to this Article:

     (a) "Aggregation Group" means the Required, or if applicable, Permissive Aggregation Group.

     (b) "Annual Compensation" means an Employee's Compensation. Annual Compensation shall not include, however, Compensation in any Plan year in excess of the dollar limit prescribed in Code Section 410(a)(17) for the calendar year in which the Plan Year begins (as adjusted pursuant to Code Sections 401(a)(17) and 415(d)).

     (c) "Determination Date" means the date for determining Key Employee status and for performing Top Heavy tests. The Determination Date is the last day of the preceding Plan Year or in the case of the first year in which a Plan is in effect, the last day of the first Plan Year. For an Aggregation Group, the determination of Top Heavy status is made by aggregating the results of Determination Dates which fall within the same calendar year.

     (d) "Employee" means any individual currently or formerly included on the payroll of the Employer as a common-law employee and whose compensation is (or was) subject to federal income tax withholding.

     (e) "Key Employee" means certain Participants (who are officers and shareholders of the Company) and Beneficiaries described in Code
          Section 416(i)(l) or (5).

     (f) "Non-Key Employee" means an Employee who is not a Key Employee and includes the Beneficiary of a Non-Key Employee.

     (g) "Permissive Aggregation Group" means all plans in the Required Aggregation Group and any other qualified plans maintained by the Employer or by any member of the Controlled Group of which the Employer is a member, but only if such group of plans would satisfy, in the aggregate, the requirements of Code Sections 401(a)(4) and 410(b). The Plan administrator shall determine which plans shall be taken into account in determining the Permissive Aggregation Group.

     (h) "Required Aggregation Group" means each qualified plan of the Employer and any member of the Controlled Croup (as defined by Code Section
          1563) of which the Employer is a member, in which at least one Key Employee participates (in the Plan Year containing the Determination Date or in any of the four preceding Plan Years), and any other qualified plan of the Employer or any member of such

          Controlled Group which enables a Plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410(b).

     (i) "Valuation Date" is the date used to compute costs for minimum funding. The Valuation Date will be used to value the liabilities and assets of the Plan.

13.2 Top Heavy Plan.

     (a) The Plan or Aggregation Group is "Top Heavy" with respect to any Plan Year if, on the Determination Date applicable to such Plan Year, the present value of Accrued Benefits of Key Employees exceeds 60% of the present value of Accrued Benefits for all Employees who have performed any service for the Employer during the one-year period (or five-year period for Plan Years beginning before January 1, 2002) ending on the Determination Date. This test is subject to all the requirements and exceptions found in Code Section 415(g) and Treasury Regulations 1.416-1. Former Key Employees shall be excluded from the calculation to determine whether a Plan or Aggregation Group is Top Heavy. In determining Top Heavy status, the following rules shall apply:

          (1) The same actuarial assumptions must be used for all plans in the Aggregation Group. Actuarial equivalence will be based on the actuarial assumptions of the defined benefit plan that has the largest number of participants.

          (2) The accrued benefit used for purposes of testing for Top heavy status will reflect the Normal Form of benefit payable at Normal Retirement Age unless there is a non-proportional subsidy for early retirement or some benefit options. Non-proportional subsidies will be taken into account to the extent and in the manner prescribed by Treasury Regulations Section 1.416-1, T-26 and T-27.

     (b) The Plan shall not be Top Heavy if the Plan Administrator elects to treat the Plan as part of a Permissive Aggregation Group, and the Permissive Aggregation Group is determined not to be Top Heavy using the criteria of the "60% Test" described in subsection (a) above.

13.3 Restrictions.

     (a) Vesting. For any Plan Year in which any plan in the Aggregation Group is Top Heavy, each active Participant who is a Non-Key Employee shall have a nonforfeitable interest in his Accrued Benefit derived from Employer contributions not less than that provided under the following schedule:

    Completed
Years of Service   Vested Percentage
----------------   -----------------
Less than 3                 0%
3 or more                 100%

          "Accrued Benefit," for purposes of this subsection (a), shall include that portion of Accrued Benefits which the Participant earned during all prior Plan Years, whether or not the Plan was a Top Heavy plan during such prior Plan Years. Except to the extent inconsistent with these provisions, the minimum vesting standards under Code Section 411, including Code Section 411(a)(10) (regarding changes in the vesting schedule), are applicable.

     (b) Minimum Benefits. With respect to any Plan Year during which the Plan is a Top Heavy plan, the Accrued Benefit of a Participant who is a Non-Key Employee shall be not less than 2% of such Participant's average Annual Compensation times Years of Service (not to exceed ten such years). For purposes of this subjection (b), the following rules apply:

          (1) Years of Service shall be the Participant's years of Credited Service, except that the following years shall be disregarded:

               (A) any year which includes the last day of a Plan Year during which the Plan was not a Top Heavy plan, and

               (B)  any year ending within a Plan Year beginning before 1984.

          (2) Average Annual Compensation shall be the Participant's average Annual Compensation from the Employer during the period of five consecutive years (or actual years, if less than five) which produces the highest average. Only Annual Compensation for Plan Years beginning on or after December 31, 1983, for which the Plan is determined to be Top Heavy, will be considered.

          (3) Accrued Benefit shall be an annual benefit payable in the form of a single life annuity (with no ancillary benefits) beginning at a Participant's Normal Retirement Date.

          (4) A Non-Key Employee who is a Participant is eligible to receive this minimum benefit if he completes 1,000 Hours of Service during the Plan Year, regardless of the Participant's level of compensation or whether he is employed on the Determination Date.

          (5) If an Employee is a Participant in both a defined benefit plan and a defined contribution plan maintained by the Employer, and the plans are Top Heavy, the minimum benefits and minimum contribution requirements will be satisfied by having the defined benefit plan provide the minimum benefit set out above which will be offset by the benefits provided under the defined contribution plan.

                                   ARTICLE XIV

                                    EXECUTION

To record the amendment and restatement of the Diamond of California Management Pension Plan to read as herein the Company has caused its authorized officer to execute this document this 26th day of July, 2001.

                                        DIAMOND OF CALIFORNIA


                                        By: /s/ Michael P. Riley
                                            ------------------------------------
                                        As Its V.P. & CFO
                                               ---------------------------------